    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999


                                            REGISTRATION STATEMENT NO. 333-68359

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                            GABLES RESIDENTIAL TRUST
                     AND GABLES REALTY LIMITED PARTNERSHIP

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          GABLES RESIDENTIAL TRUST-MARYLAND                           58-2077868
     GABLES REALTY LIMITED PARTNERSHIP-DELAWARE                       58-2077966
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                    ORGANIZATION)

    2859 PACES FERRY ROAD, OVERLOOK III, SUITE 1450, ATLANTA, GEORGIA 30339
                                 (770) 436-4600
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                   MARCUS E. BROMLEY, CHIEF EXECUTIVE OFFICER
   GABLES RESIDENTIAL TRUST, 2859 PACES FERRY ROAD, OVERLOOK III, SUITE 1450,
                             ATLANTA, GEORGIA 30339
                                 (770) 436-4600
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                             GILBERT G. MENNA, P.C.
                            ETTORE A. SANTUCCI, P.C.
                          GOODWIN, PROCTER & HOAR LLP
                  EXCHANGE PLACE, BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


    THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 333-30093) OF THE REGISTRANT, AND IT IS INTENDED TO BE THE COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       (SEE "CALCULATION OF REGISTRATION FEE" ON FOLLOWING PAGE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES BEING              AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
               REGISTERED(1)                   REGISTERED (2)       PER UNIT (3)         PRICE (4)        REGISTRATION FEE
Gables Residential Trust
  Preferred Shares(7)
  Common Shares(8)
  Warrants(9)..............................     $500,000,000            N.A.            $500,000,000         $81,367(5)
Gables Realty Limited Partnership
Debt Securities............................     $300,000,000            N.A.            $300,000,000         $73,670(6)


(1) This registration statement also covers contracts which may be issued by Gables Residential Trust or Gables Realty Limited Partnership under which the counter party may be required to purchase preferred shares, common shares or warrants of Gables Residential Trust or debt securities of Gables Realty Limited Partnership, which contracts would be issued with the preferred shares, common shares and/or warrants of Gables Residential Trust or debt securities of Gables Realty Limited Partnership registered hereby, as the case may be. In addition, the Securities registered hereunder may be sold separately, together or as units with other Securities registered hereunder.



(2) The amount to be registered consists of up to $500,000,000 of an indeterminate amount of preferred shares, common shares and/or warrants to be issued by Gables Residential Trust and up to $300,000,000 of debt securities to be issued by Gables Realty Limited Partnership. There is also being registered hereunder such currently indeterminate number of preferred shares or common shares as may be issued upon conversion of the preferred shares or upon exercise of the warrants registered hereby, as the case may be. Pursuant to Rule 429 under the Securities Act of 1933, as amended, (i) the $500,000,000 of preferred shares, common shares and/or warrants includes the amount of $144,627,765 of such securities covered by the Registration Statement on Form S-3 (No. 333-30093), which have not been sold, and (ii) the $300,000,000 of debt securities includes the amount of $35,000,000 of such securities covered by the Registration Statement on Form S-3 (No. 333-30093), which have not been sold.



(3) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any debt securities issued at a discount.



(4) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for preferred shares or common shares issued upon conversion of preferred shares or upon exercise of the warrants.



(5) The total registration fee for all $500,000,000 of these securities is $139,000. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $144,627,765 of such securities covered by the Registration Statement on Form S-3 (No. 333-30093) is being carried forward and the corresponding registration fee of $40,206 that was previously paid at the time of filing shall be applied to the fee payable pursuant to this registration statement. In addition, a filing fee of $17,427 that was previously paid in connection with the Registration Statement on Form S-3 (No. 333-64497) which was withdrawn concurrently with the initial filing of this registration statement shall also be applied to the fee payable pursuant to this registration statement. Accordingly, after application of total credits, an amount of $82,371 has been previously paid with respect to the preferred shares, common shares and/or warrants being registered hereunder.



(6) The total registration fee for all $300,000,000 of these securities is $83,400. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $35,000,000 of such securities covered by the Registration Statement on Form S-3 (No. 333-30093) is being carried forward and the corresponding registration fee of $9,730 that was previously paid at the time of filing shall be applied to the fee payable to this registration statement. Accordingly, after application of this credit, an amount of $73,670 has been previously paid with respect to debt securities being registered hereunder.



(7) Including such indeterminate number of preferred shares as may issued from time to time upon conversion of or upon exercise of warrants registered hereby, as the case may be. If any additional consideration is payable upon such conversion or exercise, such additional consideration shall be counted against the amount of securities registered hereunder.



(8) Including such indeterminate number of common shares as may be issued from time to time upon conversion of preferred shares registered hereby or upon exercise of warrants registered hereby, as the case may be. If any additional consideration is payable upon such conversion or exercise, such additional consideration shall be counted against the amount of securities registered hereunder.



(9) Including without limitation share purchase or subscription rights, as may be issued from time to time.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED FEBRUARY   , 1999


PROSPECTUS

                                  $500,000,000
                            GABLES RESIDENTIAL TRUST
                                PREFERRED SHARES
                                 COMMON SHARES
                                    WARRANTS

                                  $300,000,000
                       GABLES REALTY LIMITED PARTNERSHIP
                                DEBT SECURITIES

                               ------------------


    By this prospectus Gables Residential Trust may offer from time to time in one or more series, (a) preferred shares of beneficial interest, $.01 par value per share, (b) common shares of beneficial interest, $.01 par value per share, and (c) warrants or other rights to purchase preferred shares or common shares up to an aggregate amount of $500,000,000. Gables Realty Limited Partnership may offer from time to time in one or more series unsecured, non-convertible investment grade debt securities up to an aggregate amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of such offering and may add, update or change information in this prospectus.



    Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange under the symbols "GBP" and "GBP Pra," respectively.


                            ------------------------


    BEGINNING ON PAGE 4, WE HAVE LISTED SEVERAL "RISK FACTORS" THAT YOU SHOULD CONSIDER.


                             ---------------------


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.



               The date of this prospectus is February   , 1999.

    UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," US" OR "OUR COMPANY" IN THIS PROSPECTUS REFER COLLECTIVELY TO GABLES RESIDENTIAL TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND ITS SUBSIDIARIES, INCLUDING GABLES REALTY LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), AND THEIR RESPECTIVE PREDECESSOR ENTITIES FOR THE APPLICABLE PERIODS, CONSIDERED AS A SINGLE ENTERPRISE. GABLES GP, INC., A WHOLLY-OWNED SUBSIDIARY OF GABLES RESIDENTIAL TRUST, IS THE SOLE GENERAL PARTNER OF THE OPERATING PARTNERSHIP.

                             AVAILABLE INFORMATION


    We have filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereunder. Throughout this prospectus we will refer to the common shares, the preferred shares, the warrants and the debt securities offered hereunder as the "securities." This prospectus is part of the Registration Statement. This prospectus does not contain all the information contained in the Registration Statement because we have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the Registration Statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including, Gables Residential Trust and Gables Realty Limited Partnership, that file electronically with the SEC. You may access the SEC's web site at http://www.sec.gov.



    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are required to file reports and proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange ("NYSE") under the symbols "GBP" and "GBP Pra," respectively. You may also read our reports, proxy and other information statements and other information which we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    This prospectus is part of a Registration Statement that we filed with the SEC to register the securities. It does not repeat important information that you can find in our Registration Statement or in the reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference" the information that we file with them (Gables Residential Trust's SEC file number is 1-12590; Gables Realty Limited Partnership's SEC file number is 000-22683). This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the specific documents listed below for both Gables Residential Trust and Gables Realty Limited Partnership and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities:


    - Annual Report on Form 10-K for the year ended December 31, 1997;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

    - Current Report on Form 8-K dated March 16, 1998;

    - Current Report on Form 8-K dated March 23, 1998;

    - Current Report on Form 8-K dated April 1, 1998 and all amendments thereto;

    - Gables Residential Trust's Current Report on Form 8-K dated June 18, 1998;

    - Current Report on Form 8-K dated October 5, 1998;

    - Current Report on Form 8-K dated October 8, 1998;

    - Current Report on Form 8-K dated November 12, 1998;

    - the Proxy Statement prepared by Gables Residential Trust in connection with its 1998 Annual Meeting of Shareholders;


    - the description of Gables Residential Trust's common shares contained in its Registration Statement on Form 8-A, including all amendments and reports updating such description;


    - the description of Gables Residential Trust's 8.30% Series A Cumulative Redeemable Preferred Shares contained in its Registration Statement on Form 8-A; and

    - Gables Realty Limited Partnership's Registration Statement on Form 10, as filed with the SEC on June 11, 1997, including all amendments and reports updating such Registration Statement.

    You may request a copy of the documents incorporated by reference at no cost by writing or telephoning us at the following address: Gables Residential Trust, 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339, attention: Chief Financial Officer (telephone number (770) 436-4600).

                                  RISK FACTORS


    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS; YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.



DEVELOPMENT AND CONSTRUCTION RISKS COULD IMPACT OUR PROFITABILITY


    We intend to continue to develop and construct multifamily apartment home communities. Our development and construction activities may be exposed to the following risks:


    - we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;


    - we may abandon development opportunities that we have already begun to explore;


    - we may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical and we may not be able to increase rents to compensate for the increase in construction costs;


    - occupancy rates and rents at a newly completed development may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;


    - we may not be able to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and


    - we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs.


    Construction costs have been increasing in our target markets, and the cost to update acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. Our inability to charge rents that will be sufficient to offset the effects of any increases in reconstruction costs may impact our profitability.



ACQUISITIONS MAY NOT YIELD ANTICIPATED RESULTS



    We intend to continue to acquire multifamily apartment home communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:



    - the acquired property may fail to perform as we expected in analyzing our investment; and


    - our estimate of the costs of repositioning or redeveloping the acquired property may prove inaccurate.


POLICY OF LIMITING DEBT LEVEL MAY BE CHANGED



    While our current policy is not to incur debt that would make a ratio of debt-to-total-market-capitalization greater than 60%, our Amended and Restated Declaration of Trust, as amended, and Second Amended and Restated Bylaws, as amended, do not contain any such limitations. Throughout this prospectus we will refer to our Amended and Restated Declaration of Trust, as amended, as our

"declaration of trust" and to our "Bylaws," as amended, as our "bylaws". Because we do not have any debt incurrence restrictions in our declaration of trust or bylaws, we could increase the amount of outstanding debt at any time. In the event that the price of our common shares increases, we will be able to incur debt consistent with our current policy not to exceed a debt-to-total-market-capitalization ratio of 60%.



INCURRENCE OF ADDITIONAL DEBT AND RELATED ISSUANCE OF EQUITY MAY BE DILUTIVE TO
  SHAREHOLDERS



    Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.



INSUFFICIENT CASH FLOW COULD AFFECT OUR DEBT FINANCING AND CREATE REFINANCING
  RISK


    We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.


RISING INTEREST RATES WOULD INCREASE INTEREST COSTS


    We expect to incur variable rate debt under credit facilities in connection with the acquisition, construction and reconstruction of multifamily apartment communities in the future, as well as for other purposes. Accordingly, if interest rates increase, so will our interest costs.


INTEREST RATE HEDGING CONTRACTS MAY INVOLVE MATERIAL CHANGES AND MAY NOT PROVIDE
  ADEQUATE PROTECTION



    From time to time when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do so to increase the predictability of our financing costs. Also, from time to time we rely on interest rate hedging contracts to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to interest rate fluctuations.



BOND COMPLIANCE REQUIREMENTS COULD LIMIT INCOME AND RESTRICT USE OF COMMUNITIES
  AND CAUSE FAVORABLE FINANCING TO BECOME UNAVAILABLE


    Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households.

    In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds (a "credit enhancement"). The credit enhancement may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its credit enhancement obligations, or we are unable to renew the applicable credit enhancement or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.


FAILURE TO GENERATE SUFFICIENT REVENUE COULD LIMIT CASH FLOW AVAILABLE FOR DEBT
  SERVICE AND DISTRIBUTIONS TO SHAREHOLDERS



    If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to make required payments of interest and principal on our debt securities and pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities.


    - the national and local economic climates;

    - local real estate market conditions, such as oversupply of apartment homes;

    - the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods where they are located;

    - our ability to provide adequate management, maintenance and insurance; and


    - increased operating costs, including real estate taxes and utilities.



    Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.



UNFAVORABLE CHANGES IN MARKET AND ECONOMIC CONDITIONS COULD HURT OCCUPANCY OR
  RENTAL RATES



    The market and economic conditions in metropolitan areas of the southeastern and southwestern regions of the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:



    - the economic climate which may be adversely impacted by plant closings, industry slowdowns and other factors;



    - real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;


    - a decline in household formation that adversely affects occupancy or rental rates;

    - the inability or unwillingness of residents to pay rent increases;


    - the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and



    - the rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

    Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.


DIFFICULTY OF SELLING APARTMENT COMMUNITIES COULD LIMIT FLEXIBILITY



    Real estate in the metropolitan areas of the southeastern and southwestern regions of the United States can be hard to sell, especially if market conditions are poor. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to our shareholders.



INCREASED COMPETITION COULD LIMIT OUR ABILITY TO LEASE APARTMENT HOMES OR
  INCREASE OR MAINTAIN RENTS



    Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.



SIGNIFICANT NEW OPERATIONS AND ACQUIRED COMMUNITIES UNDER MANAGEMENT REQUIRE
  INTEGRATION WITH THE EXISTING BUSINESS AND, IF NOT PROPERLY INTEGRATED, COULD CREATE INEFFICIENCIES



    Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of properties. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.



FAILURE TO SUCCEED IN NEW MARKETS MAY LIMIT GROWTH



    We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in the southeastern and southwestern regions of the United States does not ensure that we will be able to operate successfully in other market areas new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others: (i) a lack of market knowledge and understanding of the local economies; (ii) an inability to obtain land for development or to identify acquisition opportunities; (iii) an inability to obtain construction tradespeople; and (iv) an unfamiliarity with local governmental and permitting procedures.



DECREASE OF FEE MANAGEMENT BUSINESS WOULD RESULT IN DECREASE IN REVENUES



    We manage properties owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.



SHARE OWNERSHIP LIMIT MAY PREVENT TAKEOVERS BENEFICIAL TO SHAREHOLDERS



    For us to maintain our qualification as a real estate investment trust for federal income tax purposes, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term "individuals" includes certain entities. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 41. Our declaration of trust includes certain restrictions regarding transfers of our shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests. See "Limits on Ownership of Shares of Beneficial Interest" on page 36.



LIMITS ON CHANGES IN CONTROL MAY DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO
  SHAREHOLDERS



    Certain provisions in our declaration of trust, our bylaws and Maryland law may have the effect of discouraging a third party from attempting to acquire us which makes a change in control more unlikely. The result may be a limitation on the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices. See "Important Provisions of Maryland Law and Our Declaration of Trust and Bylaws" on page 38.



COMPLIANCE OR FAILURE TO COMPLY WITH AMERICANS WITH DISABILITIES ACT AND OTHER
  SIMILAR LAWS COULD RESULT IN SUBSTANTIAL COSTS



    The Americans with Disabilities Act (the "ADA") generally requires that public accommodations, including office buildings and hotels be made accessible to disabled persons. We believe that our properties are generally in substantial compliance with the ADA. However, compliance with the ADA could require removal of access barriers. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, we are required to make substantial alterations and capital expenditures in one or more of our properties, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.


    A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the Fair Housing Act of 1988 requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the Fair Housing Act of 1988 could result in the imposition of fines or an award of damages to private litigants.


    We cannot ascertain the ultimate cost of compliance with the ADA or other similar legislation. The costs could be substantial.



FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST WOULD CAUSE US TO BE TAXED
  AS A CORPORATION WHICH WOULD SIGNIFICANTLY LOWER FUNDS AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS



    If we fail to qualify as a real estate investment trust for federal income tax purposes, we will be taxed as a corporation for both current and past years. We intend at all times to operate so as to qualify as a real estate investment trust. Although we believe that we are organized and will continue to operate in such a manner, we cannot assure you that this is true, or that we will remain qualified as such in the future. This is because qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, as to which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. In addition, we cannot assure you that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws or the application of the tax laws with respect to qualification as a real estate investment trust for federal income tax purposes or the federal income tax consequences of such qualification.



    If, in any taxable year, we fail to qualify as a real estate investment trust, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless entitled to relief under certain statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification is lost. The additional tax liability resulting from the failure to qualify as a real estate investment trust would significantly reduce or eliminate the amount of funds available for distribution to our shareholders. In addition, we would no longer be required to make distributions to our shareholders. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 41.



MARKET CONDITIONS COULD HAVE A POTENTIAL ADVERSE IMPACT ON THE MARKET PRICE OF
  SECURITIES



    The market value of the securities could be substantially affected by general market conditions, including changes in interest rates. An increase in market interest rates may lead purchasers of the securities to demand a higher annual yield, which could adversely affect the market price of our outstanding common shares and other securities. Moreover, numerous other factors such as government regulatory action and changes in tax laws could have a significant impact on the future market price of our common shares or other securities.



POTENTIAL LIABILITY FOR ENVIRONMENTAL CONTAMINATION COULD RESULT IN SUBSTANTIAL
  COSTS



    We are in the business of acquiring, owning, operating and developing real estate properties. From time to time we will sell to third parties some of our properties. Under various federal, state and local environmental laws, we may be required, often regardless of knowledge or responsibility but by virtue of our current or previous ownership or operation of real estate, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with the contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected property. In addition, certain environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.



HOLDERS OF MAJORITY IN INTEREST OF DEBT SECURITIES MAY WAIVE RESTRICTIVE
  COVENANTS



    The holders of a majority in aggregate principal amount of any outstanding series of debt securities may, on behalf of all of the holders of such series, waive our compliance with certain restrictive covenants contained in the indenture governing such securities.

             GABLES RESIDENTIAL TRUST AND THE OPERATING PARTNERSHIP


    - We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in the southeastern and southwestern regions of the United States. We have a strategic focus on the ownership of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.


    - We obtain ownership in apartment communities by developing vacant land into a new community or by acquiring an existing community which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations with close proximity to expanding employment centers and convenience to recreation areas, entertainment, shopping and dining. As a result, we believe that the communities we currently own and the land parcels on which we have the right to develop communities are attractive to the type of residents we seek.


    - Gables Residential Trust is a real estate investment trust organized under the laws of the State of Maryland in 1993 to continue and expand the operations of its privately owned predecessor organization. Gables Residential Trust has elected to be taxed as a real estate investment trust for federal income tax purposes and operates principally through Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Gables Residential Trust is currently an 80.3% economic owner of the Operating Partnership (excluding the Operating Partnership's non-convertible preferred equity). Gables Residential Trust controls the Operating Partnership through Gables GP, Inc., a Texas corporation and a wholly-owned subsidiary, which is the sole general partner of the Operating Partnership.



    - Our executive offices are located at 2859 Paces Ferry Road in Atlanta, Georgia 30339 and our telephone number is (770) 436-4600.


                                USE OF PROCEEDS


    We are required by the terms of the partnership agreement of the Operating Partnership to invest the net proceeds of any sale of common shares or preferred shares in the Operating Partnership in exchange for additional units of limited partnership of the Operating Partnership or preferred units, as the case may be. We will refer to units of limited partnership of the Operating Partnership throughout this prospectus as "units". As will be more fully described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for one or more of the following:


    - repayment of indebtedness;

    - acquisition or development of new properties;

    - maintenance of currently owned properties; and

    - general corporate purposes.


    The prospectus supplement will also include the allocation of the net proceeds from the sale of securities among the various uses listed above.

                      RATIOS OF EARNINGS TO FIXED CHARGES



    The following table sets forth the consolidated ratios of earnings to fixed charges of Gables Residential Trust and the predecessor to Gables Residential Trust for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.


                                                     YEARS ENDED           JANUARY 26-
                                                     DECEMBER 31,          DECEMBER 31,        JANUARY 1-
                            NINE MONTHS ENDED    --------------------  --------------------    JANUARY 25,
                           SEPTEMBER 30, 1998      1997       1996       1995       1994       1994(1)(2)
                          ---------------------  ---------  ---------  ---------  ---------  ---------------
Ratios..................             1.49x            1.97x      1.83x      1.40x      1.83x          .89x


                                YEAR ENDED
                           DECEMBER 31, 1993(1)
                          -----------------------
Ratios..................              1.22x


------------------------


(1) Ratios for the period January 1-January 25, 1994 and the year ended December 31, 1993 reflect periods prior to our recapitalization and initial public offering on January 26, 1994.



(2) The earnings for this period were inadequate to cover fixed charges by $146,000.



                RATIOS OF EARNINGS TO FIXED CHARGES, AS ADJUSTED



    The following table sets forth the consolidated ratios of earnings to fixed charges, as adjusted, of Gables Residential Trust and the predecessor to Gables Residential Trust for the periods shown. The ratios of earnings to fixed charges, as adjusted, were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before minority interest, gain on sale of real estate assets, loss on treasury locks and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.


                                                     YEARS ENDED           JANUARY 26-
                                                     DECEMBER 31,          DECEMBER 31,        JANUARY 1-
                            NINE MONTHS ENDED    --------------------  --------------------    JANUARY 25,
                           SEPTEMBER 30, 1998      1997       1996       1995       1994       1994(1)(2)
                          ---------------------  ---------  ---------  ---------  ---------  ---------------
Ratios..................             1.64x(3)         1.84 (4)      1.83x      1.40x      1.83x          .89x


                                YEAR ENDED
                           DECEMBER 31, 1993(1)
                          -----------------------
Ratios..................              1.22x


------------------------


(1) Ratios for the period January 1-January 25, 1994 and the year ended December 31, 1993 reflect periods prior to our recapitalization and initial public offering on January 26, 1994.



(2) The earnings for this period were inadequate to cover fixed charges by $146,000.



(3) The ratio has been adjusted to reflect an exclusion from earnings of the loss on treasury locks of $5,637,000.



(4) The ratio has been adjusted to reflect an exclusion from earnings of (i) the loss on treasury locks of $1,178,000 and (ii) the gain on sale of real estate assets of $5,349,000.

                         RATIOS OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED DIVIDENDS



    The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred dividends of Gables Residential Trust and the predecessor to Gables Residential Trust for the periods shown. The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.


                                                     YEARS ENDED           JANUARY 26-
                                                     DECEMBER 31,          DECEMBER 31,        JANUARY 1-
                            NINE MONTHS ENDED    --------------------  --------------------    JANUARY 25,
                           SEPTEMBER 30, 1998      1997       1996       1995       1994       1994(1)(2)
                          ---------------------  ---------  ---------  ---------  ---------  ---------------
Ratios..................             1.40x            1.86x      1.83x      1.40x      1.83x          .89x


                                YEAR ENDED
                           DECEMBER 31, 1993(1)
                          -----------------------
Ratios..................              1.22x


------------------------


(1) Ratios for the period January 1 through January 25, 1994 and the year ended December 31, 1993 reflect periods prior to our recapitalization and initial public offering on January 26, 1994.



(2) The earnings for this period were inadequate to cover fixed charges by $146,000.



                         RATIOS OF EARNINGS TO COMBINED
               FIXED CHARGES AND PREFERRED DIVIDENDS, AS ADJUSTED



    The following table sets forth the consolidated ratios of earnings to combined fixed charges, as adjusted, and preferred dividends of Gables Residential Trust and the predecessor to Gables Residential Trust for the periods shown. The ratios of earnings to combined fixed charges and preferred dividends, as adjusted, were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (loss) before minority interest, gain on sale of real estate assets, loss on treasury locks and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.


                                                     YEARS ENDED           JANUARY 26-
                                                     DECEMBER 31,          DECEMBER 31,        JANUARY 1-
                            NINE MONTHS ENDED    --------------------  --------------------    JANUARY 25,
                           SEPTEMBER 30, 1998      1997       1996       1995       1994       1994(1)(2)
                          ---------------------  ---------  ---------  ---------  ---------  ---------------
Ratios..................             1.53x(3)         1.74 (4)      1.83x      1.40x      1.83x          .89x


                                YEAR ENDED
                           DECEMBER 31, 1993(1)
                          -----------------------
Ratios..................              1.22x


------------------------


(1) Ratios for the period January 1 through January 25, 1994 and the year ended December 31, 1993 reflect periods prior to our recapitalization and initial public offering on January 26, 1994.



(2) The earnings for this period were inadequate to cover fixed charges by $146,000.



(3) The ratio has been adjusted to reflect an exclusion from earnings of the loss on treasury locks of $5,637,000.



(4) The ratio has been adjusted to reflect an exclusion from earnings of (i) the loss on treasury locks of $1,178,000 and (ii) the gain on sale of real estate assets of $5,349,000.



    We will provide you with information in the applicable prospectus supplement as to the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends and, as to related adjustments thereof, of Gables Residential Trust as of its most recent fiscal quarter.

                         DESCRIPTION OF DEBT SECURITIES


    The following is a description of the general terms of the debt securities. Because Gables Residential Trust conducts its business principally through the Operating Partnership, the Operating Partnership, and not Gables Residential Trust, will issue the debt securities. Therefore, references to "we" and "us" in this section refer to the Operating Partnership and not Gables Residential Trust. The debt securities may be either senior debt securities or subordinated debt securities. We will provide specific terms of a series of debt securities and the extent to which these provisions apply to that series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both this prospectus and any accompanying prospectus supplement.



    The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and First Union National Bank, as trustee. We will refer to any such indenture throughout this prospectus as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinate indenture" and to a trustee under any senior or subordinate indenture as the "trustee." The trustee is one of the lenders to our revolving line of credit, and may, from time to time, enter into other commercial relationships with us. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Copies of the indentures are filed as exhibits to our registration statement and are incorporated into this prospectus by reference. The following summaries highlight some of the provisions of the indentures but they may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term " debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures. Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.


GENERAL


    The indentures do not limit the amount of debt securities that we may issue, and we may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The debt securities will be unsecured. Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "--Subordination" and in the applicable prospectus supplement.



    Each indenture provides that we may, but do not need to, designate more than one trustee thereunder. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated herein, any action described herein to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.


    The prospectus supplement for each offering will provide the following terms, where applicable:


    - the title of the debt securities and whether the debt securities are senior or subordinated;

    - the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;



    - the price at which the debt securities will be issued expressed as a percentage of the principal;


    - the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;


    - the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;



    - the fixed or variable interest rate or rates of the debt securities, or the method by which the rate or rates is determined;


    - the date or dates, or the method for determining the date or dates, from which interest will accrue;

    - the dates on which interest will be payable;

    - the record dates for interest payment dates, or the method by which we will determine those dates;

    - the persons to whom interest shall be payable;

    - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;


    - the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;



    - where the debt securities may be surrendered for conversion or registration of transfer or exchange;



    - where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;



    - the times, prices and other terms and conditions upon which we may redeem the debt securities;



    - any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision, or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities pursuant to such an obligation;



    - if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto;



    - whether the principal of (and premium, if any) or interest on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies, other than that in which the debt securities are denominated or stated to be payable and other related terms and conditions;



    - whether the amount of payments of principal of (and premium, if any) or interest, on the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;



    - whether we will issue the debt securities in certificated or book-entry form and, if so, the identity of the depository for such debt securities;



    - whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $1,000 or any integral multiple, and, if in bearer form, the denominations and any other terms and conditions;

    - any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa if permitted by applicable laws and regulations;


    - whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange their interests for other debt securities of the series;


    - if Registered Securities of the series are to be issuable as a global security, the identity of the depository for such series;


    - the applicability, if any, of the defeasance and covenant defeasance provisions described here or in the applicable indenture;



    - whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;



    - if any debt securities are issuable in temporary or permanent global form, the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made;



    - with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of events such as a change of control of the Operating Partnership, among others, (1) the possible effects of such provisions on the market price of the securities or in deterring certain mergers, tender offers or other takeover attempts, and the intention of the Operating Partnership to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions; (2) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such debt securities may be effectively subordinated; and (3) the existence of any limitation on the Operating Partnership's financial or legal ability to repurchase such debt securities upon the occurrence of such an event and the impact, if any, under the indenture of such a failure, including whether and under what circumstances such a failure may constitute an event of default;



    - the name of the applicable trustee and the nature of any material relationship with the Operating Partnership or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;



    - any deletions from, modifications of, or additions to the events of default or covenants of the Operating Partnership, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and



    - any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.



    We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.



    Except as described under "--Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us, Gables Residential Trust or any of our respective affiliates or in the event of a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In addition, except as described under "--Merger, consolidation or sale of assets," we may, in the future, enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that would increase, substantially reduce or eliminate the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. Neither Maryland General Corporation Law nor the governing instruments of Gables Residential Trust and the Operating Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" all rely heavily upon the facts and circumstances of the particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. Gables Residential Trust's declaration of trust contains restrictions on ownership and transfers of common shares and preferred shares of Gables Residential Trust that are designed to preserve Gables Residential Trust's status as a real estate investment trust and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Shares of Beneficial Interest."


    We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions, to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

PAYMENT


    Unless we give you different information in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.



    All monies that we pay to a paying agent or a trustee for the payment of the principal, any premium, or interest on any Debt Security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the Debt Security may look only to us for payment.



DENOMINATION, INTEREST, REGISTRATION AND TRANSFER



    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.



    Subject to the limitations imposed upon debt securities issued in book-entry form, a holder of debt securities of any series may exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, a holder of debt securities of any series may surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional trnsfer agents with respect to any series of debt securities.



    Neither we nor any trustee shall be required to do any of the following:



    - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;



    - register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and



    - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.



MERGER, CONSOLIDATION OR SALE OF ASSETS



    The indentures provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity provided that:



    - either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, and which is organized under the laws of any domestic jurisdiction and assumes (A) our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;



    - immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any our subsidiaries a result thereof as having been incurred by us or by such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and



    - an officers' certificate and legal opinion covering such conditions shall be delivered to each trustee.



COVENANTS



    EXISTENCE. Except as permitted under "--Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; PROVIDED, HOWEVER, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.



    MAINTENANCE OF PROPERTIES. We are required pursuant to the indentures to cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that neither we nor any of our subsidiaries will be prevented from selling or otherwise disposing of our respective properties for value in the ordinary course of business.


    INSURANCE. We are required pursuant to the indentures to cause each of our insurable properties and the insurable properties of our subsidiaries to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.



    PAYMENT OF TAXES AND OTHER CLAIMS. We are required pursuant to the indentures to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or of any of our subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; PROVIDED, HOWEVER, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.



    ADDITIONAL COVENANTS. The prospectus supplement relating thereto will set forth any additional covenants of the Operating Partnership with respect to any series of debt securities.



EVENTS OF DEFAULT, NOTICE AND WAIVER



    Unless otherwise provided in the applicable prospectus supplement, each indenture provides that the following events are "Events of Default" with respect to any series of debt securities issued thereunder:



    - default for 30 days in the payment of any installment of interest on any debt security of such series;



    - default for 5 days in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;



    - default for 5 days in making any sinking fund payment as required for any debt security of such series;



    - default in the performance or breach of any other covenant or warranty of the Operating Partnership contained in the indenture continued for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;



    - a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or by any of our subsidiaries, if we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness exists on the date of such indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series, a written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under such indenture; PROVIDED, HOWEVER, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default;

    - bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary of the Operating Partnership; and



    - any other event of default provided with respect to a particular series of debt securities.


    When we use the term "Significant Subsidiary" we refer to the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.


    If an Event of Default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us and, if given by the holders, to the applicable trustee. However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:



    - we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and



    - all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.



    The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may
be) may waive any past default with respect to such series and its consequences, except a default:



    - in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or



    - in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.



    The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except as provided below, such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series if specified responsible officers of such trustee consider such withholding to be in the interest of such holders. The trustee may not withhold notice of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.



    The indentures provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.



    The indentures provide that, subject to provisions in each indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.



    Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of Gables GP, Inc., as our general partner, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.



MODIFICATION OF THE INDENTURES



    Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, do any of the following:



    - change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such debt security;



    - reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;



    - change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security;



    - impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;



    - reduce the above-stated percentage of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with certain provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and



    - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.



    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

    The Operating Partnership and the respective trustee thereunder may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:



    - to evidence the succession of another person to us as obligor under such indenture;



    - to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;



    - to add events of default for the benefit of the holders of all or any series of debt securities;



    - to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;



    - to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;



    - to secure the debt securities;



    - to establish the form or terms of debt securities of any series;



    - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;



    - to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and



    - to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.



    The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, the following shall be disregarded:



    - the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;



    - the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;



    - the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture; and



    - debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor.



    The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.



    Notwithstanding the preceding paragraph, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series.



    Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.



    Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting; and (b) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.


SUBORDINATION


    Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.



    Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt, but our obligation to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of the Operating Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

    "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:


    - indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

    - indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

    - obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

    - indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and


    - any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in the preceding clauses as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated securities or ranks on an equal basis or "pari passu" with the subordinated securities; (B) any such indebtedness, obligation or liability which is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and (C) the subordinated securities.



    There will not be any restrictions in any indenture relating to subordinated securities upon the creation of additional senior debt.



    If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.



DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE



    Unless otherwise indicated in the applicable prospectus supplement, we will be permitted, at our option, to discharge our obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable, are scheduled for redemption or will become due and payable within one year by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date.



    The indentures provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either (a) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance"), or
(b) to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust.



    Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable trustee an opinion of counsel as specified in the applicable indenture and to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service (the "IRS") or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.



    When we use the term "Government Obligations" we mean securities that are:



    - direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or



    - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED, HOWEVER that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.



    Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

    When we use the term "Conversion Event" we mean the cessation of use of:



    - a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;



    - the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or



    - any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.



    In the event:



    - we effect covenant defeasance with respect to any debt securities; and



    - such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the fourth bullet point under "--Events of default, notice and waiver" with respect to specified sections of an indenture (which sections would no longer be applicable to such debt securities) or described in the seventh bullet point under "--Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance;



the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.



    The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.



NO CONVERSION RIGHTS



    The debt securities will not be convertible into or exchangeable for any shares of beneficial interest of Gables Residential Trust or any equity interest in the Operating Partnership.



GLOBAL SECURITIES



    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series.

                        DESCRIPTION OF PREFERRED SHARES


    The following is a description of the material terms and provisions of our preferred shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws and to any applicable amendment to the declaration of trust designating terms of a series of preferred shares. You should note that Gables Residential Trust, not the Operating Partnership, will issue preferred shares. Therefore, references to "the Company," "we" and "us" in this section refer to Gables Residential Trust and not the Operating Partnership.


GENERAL


    Under our declaration of trust, we have authority to issue up to 171,000,000 shares of beneficial interest, consisting of 100,000,000 common shares, par value $.01 per share, 51,000,000 excess shares of beneficial interest, par value $.01 per share ("Excess Shares"), and 20,000,000 preferred shares, par value $.01 per share. At December 31, 1998, we had outstanding 4,600,000 shares of 8.30% Series A Cumulative Redeemable Preferred shares and 180,000 shares of 5.00% Series Z Cumulative Redeemable Preferred Shares. Additionally, we have reserved 2,000,000 shares of 8.625% Series B Cumulative Redeemable Preferred Shares, none of which are currently outstanding but which may be issued upon exchange of preferred Units as described below. The general terms of the Series A, B and Z Cumulative Redeemable Preferred Shares are as set forth below.


    - SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES. We currently have outstanding 4,600,000 shares of 8.30% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"). Dividends on the Series A Preferred Shares are cumulative from the date of original issuance and are payable quarterly at the rate of 8.30% per annum of the $25.00 liquidation preference. The Series A Preferred Shares rank as to rights to dividends and in liquidation on a parity with the Series B Preferred Shares (as defined below) and senior to the Series Z Preferred Shares (as defined below). We may redeem the Series A Preferred Shares at any time on or after July 24, 2002 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series A Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.


    - SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES. We have reserved 2,000,000 shares of 8.625% Series B Cumulative Redeemable Preferred Shares (the "Series B Preferred Shares"), none of which are currently outstanding, for issuance upon exercise by the holders of the Operating Partnership's 2,000,000 Series B Preferred Units ("Series B Preferred Units") of their right to exchange Series B Preferred Units for Series B Preferred Shares on a one-for-one basis. The exchange right is exercisable in whole but not in part (a) at any time on or after November 15, 2008,
      (b) at any time if full quarterly distributions are not made for six quarters, or (c) upon the occurrence of certain specified events related to the treatment of the Series B Preferred Units for federal income tax purposes. Distributions on the Series B Preferred Units are, and dividends on the Series B Preferred Shares, if and when issued, will be, cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B Preferred Shares rank as to rights to dividends and in liquidation on a parity with the Series A Preferred Shares and senior to the Series Z Preferred Shares. We may redeem the Series B Preferred Units and the Series B Preferred Shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends; in addition we may redeem the Series B Preferred Units before November 15, 2003 if the holders elect to exchange them for Series B Preferred Shares. The Series B Preferred Units and Series B Preferred Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption, and are not convertible into any other of our securities.

    - SERIES Z CUMULATIVE REDEEMABLE PREFERRED SHARES. We currently have outstanding 180,000 shares of 5.00% Series Z Cumulative Redeemable Preferred Shares (the "Series Z Preferred Shares"). Dividends on the Series Z Preferred Shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z Preferred Shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z Preferred Shares are subject to mandatory redemption on June 18, 2018. The Series Z Preferred Shares are not subject to any sinking fund and are not convertible into any other of our securities. With respect to dividends and liquidation distributions, the Series Z Preferred Shares currently rank junior to all other designated preferred shares, including the Series A preferred shares and the Series B preferred shares.



    No other preferred shares were outstanding as of the date of this prospectus. We may issue preferred shares from time to time, in one or more series, as authorized by our Board of Trustee. Prior to issuance of shares of each series, the Board of Trustee is required by the Maryland General Corporation Law ("MGCL") and our declaration of trust to fix for each series, subject to the provisions of our declaration of trust regarding Excess Shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred shares will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Board of Trustee could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then market price of such common shares.


TERMS


    You should refer to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including the following terms:



    - the title and stated value of such preferred shares;



    - the number of preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;



    - the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;



    - the date from which dividends on such preferred shares shall accumulate, if applicable;



    - the procedures for any auction and remarketing, if any, for such preferred shares;



    - the provision for a sinking fund, if any, for such preferred shares;



    - the provision for redemption, if applicable, of such preferred shares;



    - any listing of such preferred shares on any securities exchange;



    - the terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price or rate or manner of calculation thereof;



    - any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;



    - a discussion of federal income tax considerations applicable to such preferred shares;



    - the relative ranking and preference of such preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

    - any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and


    - any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust.

RANK


    Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:



    - senior to all classes or series of our common shares, and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;



    - on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and



    - junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs. The term "equity securities" does not include convertible debt securities.


DIVIDENDS


    Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Trustee, out of our assets which are legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our Board of Trustee.



    Dividends on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Trustee fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of such series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.



    If preferred shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any of our shares of beneficial interest of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless (a) if such series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series for all past dividend periods and the then current dividend period; or (b) if such series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series. When dividends upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of such series are not paid in full or a sum sufficient for such full payment is not so set apart, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series and such other series of preferred shares bear to each other. Unless such preferred shares have a cumulative dividend, such accrued dividends shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares does not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.



    Except as provided in the immediately preceding paragraph, unless:



    - if such series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and



    - if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period;



no dividends shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation, nor shall any common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.



    Any dividend payment we make on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.


REDEMPTION


    If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.



    The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless such preferred shares have a cumulative dividend, such accrued dividends shall not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of our shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

    Notwithstanding the foregoing, unless (a) if a series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of such series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (b) if a series of preferred shares does not have a cumulative dividend, full dividends on all of the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we will not redeem any preferred shares of such series unless we redeem all outstanding preferred shares of such series simultaneously; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve our real estate investment trust status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (x) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (y) if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such series; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve our real estate investment trust status, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or by conversion into or exchange for our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.



    If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.



    We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state the following:


    - the redemption date;


    - the number of shares and series of the preferred shares to be redeemed;


    - the redemption price;


    - the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price;


    - that dividends on the shares to be redeemed will cease to accrue on such redemption date;

    - the date upon which the holder's conversion rights, if any, as to such shares shall terminate; and


    - if fewer than all the preferred shares of any series are to be redeemed, the specific number of preferred shares to be redeemed from each such holder.



    If notice of redemption of any preferred shares has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE



    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of ours, the holders of each series of preferred shares shall be entitled to receive out of our assets which are legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon. Such dividends shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.



    If we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of shares of beneficial interest ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.



VOTING RIGHTS



    Holders of the preferred shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.



    Unless provided otherwise for any series of preferred shares, so long as any preferred shares of a series remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred shares of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),



    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or



    - amend, alter or repeal the provisions of our declaration of trust or the amendment to our declaration of trust designating the terms for such series of preferred shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof.



Notwithstanding the preceding paragraph with respect to the occurrence of any of the Events set forth in (b) above, so long as the preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred shares, and provided further that (A) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (B) any increase in the amount of authorized shares of such series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.



    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred shares and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.



CONVERSION RIGHTS



    The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares.



RESTRICTIONS ON OWNERSHIP



    For us to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. As defined in the Internal Revenue Code of 1986, as amended, the term "individuals" includes certain entities. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred shares. Therefore, amendment to our declaration of trust designating each series of preferred shares may contain provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares. See "Limits on Ownership of Shares of Beneficial Interest."



TRANSFER AGENT



    The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.

                          DESCRIPTION OF COMMON SHARES


    The following is a description of the material terms and provisions of our common shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws. You should note that Gables Residential Trust, not the Operating Partnership, will issue common shares. Therefore, references to "we" and "us" in this section refer to Gables Residential Trust and not the Operating Partnership.


GENERAL


    Under our declaration of trust, we have authority to issue 100,000,000 common shares, par value $.01 per share. As of December 31, 1998, 26,301,923 common shares were issued and outstanding. In addition, as of December 31, 1998, 6,448,391 units which are exchangeable for common shares on a one-for-one basis were outstanding. All common shares will, when issued, be duly authorized, fully paid and nonassessable. This means that the full price for the outstanding common shares will have been paid at issuance and that you, as a holder of such common shares, will not be later required to pay us any additional monies for such common shares.


DIVIDENDS


    Subject to preferential rights of any other shares of beneficial interest or the provisions of our declaration of trust regarding Excess Shares (as defined below), as a holder of common shares, you may receive distributions out of assets that we can legally use to pay distributions, when and if, they are authorized declared by our Board of Trustees, and you may also share in the same proportion as other holders out of assets that we can legally use to pay distributions after we pay or make adequate provision for all of our known debts and liabilities in the event we are liquidated, dissolved or our affairs are wound up.



VOTING RIGHTS



    Subject to the provisions of our declaration of trust regarding Excess Shares, as a holder of common shares, you have the exclusive power to vote on all matters presented to our shareholders, including the election of trustees, except as provided otherwise by Maryland law or as provided with respect to any other shares of beneficial interest. As a holder of common shares, you are entitled to one vote per share. There is no cumulative voting in the election of our trustees, which means that at any meeting of our shareholders, the holders of a majority of the outstanding common shares can cast all of their votes for each trustee to be elected at such meeting, elect all of the trustees then standing for election and the votes held by the holders of the remaining common shares will not be sufficient to elect any trustee.



OTHER RIGHTS



    Subject to the provisions of our declaration of trust regarding Excess Shares, all common shares have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Maryland law.



    As a holder of common shares, you have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.



    Our declaration of trust prohibits us from merging or selling all or substantially all of our assets without the approval of a majority of the outstanding shares that are entitled to vote on such matters. In addition, the Operating Partnership's partnership agreement requires that such actions also be approved by partners holding 75% of the units of the Operating Partnership.

RESTRICTIONS ON OWNERSHIP



    For us to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. As defined in the Internal Revenue Code of 1986, as amended, the term "individuals" includes certain entities. To assist us in meeting this requirement, we may take actions such as the automatic exchange of shares in excess of this ownership restriction for Excess Shares to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Shares of Beneficial Interest" on page 36.



TRANSFER AGENT



    The transfer agent and registrar for the common shares is BankBoston, N.A., Boston, Massachusetts.

                            DESCRIPTION OF WARRANTS


    We have no warrants or other share purchase rights outstanding other than options issued under our Third Amended and Restated 1994 Share Option and Incentive Plan, as amended. We may issue warrants for the purchase of preferred shares or common shares. You should note that Gables Residential Trust, not the Operating Partnership will issue warrants. Therefore, references to "we" and "us" in this section refer to Gables Residential Trust and not the Operating Partnership. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:



    - the title of such warrants;



    - their aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;



    - the price or prices at which we will issue the warrants;



    - the designation, number and terms of the preferred shares or common shares that can be purchased upon exercise of the warrants;



    - the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such Security;



    - the date, if any, on and after which the warrants and the related preferred shares or common shares, if any, will be separately transferable;



    - the price at which each preferred share or common share that can be purchased upon exercise of such warrants may be purchased;



    - the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;



    - the minimum or maximum amount of such warrants which may be exercised at any one time;



    - in the event that there is no physical delivery of the warrants and instead they and any transactions thereon are evidenced by a computerized entry in the records of a depository company, information with respect to the procedures such computerized recording, if any;


    - a discussion of certain federal income tax considerations; and


    - any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

              LIMITS ON OWNERSHIP OF SHARES OF BENEFICIAL INTEREST


OWNERSHIP LIMIT



    For us to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year), and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. As defined in the Code, the term "individuals" includes certain entities. In order to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our shareholders, our declaration of trust provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of our shares of beneficial interest. Notwithstanding the preceding sentence, the trustees at their option and in their discretion may approve such ownership by selected persons. The Board of Trustees does not expect that it would waive the Ownership Limit in the absence of the ruling from the IRS or an opinion of counsel satisfactory to it that the changes in ownership will not, then or in the future, jeopardize our status as a REIT. Any transfer of shares of beneficial interest (including warrants) or any security convertible into shares of beneficial interest that would create a direct or indirect ownership of shares of beneficial interest in excess of the Ownership Limit or that would result in our disqualification as a REIT, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons or that results in us being "closely held" within the meaning of Section 856(h) of the Code, shall be void and have no effect. The intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. In addition, the foregoing restrictions do not apply with respect to an offeror in the event of an all cash tender offer by it which has been accepted by at least two-thirds of our outstanding shares.



SHARES OWNED IN EXCESS OF OWNERSHIP LIMIT


    Shares of beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be exchanged for Excess Shares that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust:

    - they will not be entitled to vote;

    - they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote; and

    - except upon liquidation, they will not be entitled to participate in dividends or other distributions.


    Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by us that shares of beneficial interest have been transferred in violation of the provisions of our declaration of trust shall be repaid to us upon demand. The Excess Shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares of beneficial interest. The original transferee-shareholder may, at any time the Excess Shares are held by us in trust, transfer the interest in the trust representing the Excess Shares to any individual whose ownership of the shares of beneficial interest exchanged into such Excess Shares would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-shareholder for the shares of beneficial interest that were exchanged for Excess Shares. Immediately upon the transfer to the permitted transferee, the Excess Shares will automatically be exchanged for shares of beneficial interest of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the Excess Shares and to hold the Excess Shares on our behalf.


RIGHT TO PURCHASE EXCESS SHARES



    In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any Excess Shares are held by us in trust, to purchase all or any portion of the Excess Shares from the original transferee-shareholder for the lesser of the price paid for the shares of beneficial interest by the original transferee-shareholder or the market price of the shares of beneficial interest on the date we exercise our option to purchase. The market price shall be determined in the manner set forth in our declaration of trust. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no such notice is given, the date the Board of Trustees determines that a violative transfer has been made.



    Every owner of more than 5% of the issued and outstanding common shares must file a written notice with us containing the information specified in our declaration of trust no later than January 30 of each year. Owners of 5% or less of the issued and outstanding common shares may be required by the Code or regulations thereunder to file such notice. Each shareholder will upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


    This ownership limitation may have the effect of precluding acquisition of control of Gables Residential Trust unless the Board of Trustees determines that maintenance of REIT status is no longer in our best interests.

                    IMPORTANT PROVISIONS OF MARYLAND LAW AND
                      OUR DECLARATION OF TRUST AND BYLAWS



    The following is a summary of important provisions of Maryland law and our declaration of trust and bylaws which affect us and you as a holder of securities. The description below is intended as only a summary and is qualified in its entirety by reference to Maryland General Corporation Law and our declaration of trust and bylaws.



MARYLAND BUSINESS COMBINATION STATUTE


    Maryland law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested shareholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested shareholder and requires a supermajority vote for such transactions after the end of the five-year period.

    "Interested shareholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of the Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than the interested shareholder. A business combination with an interested shareholder that is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote.


MARYLAND CONTROL SHARE ACQUISITION STATUTE



    Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers of trustees who are employees of the trust. "Control shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority of all voting power. Control shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.



    A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares, upon satisfaction of certain conditions, including an undertaking to pay expenses. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

    If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute with respect to the control shares, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.


    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

    The business combination statute and the control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.


LIMITATION OF SHAREHOLDER'S LIABILITY



    Under Maryland law, shareholders generally are not responsible for the corporation's debts or obligations, and our declaration of trust specifically provides that no shareholder of ours will be personally liable for any of our obligations. Our bylaws further provide that we will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder, and that we will reimburse each shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we will carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.



LIMITATION OF TRUSTEES' AND OFFICERS' LIABILITY


    Under Maryland law, a REIT formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that none of its trustees or officers shall be liable to it or to any shareholder for money damages except to the extent that:

    - the trustee or officer actually received an improper benefit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or

    - a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in a proceeding that the trustee's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.


    Our declaration of trust has incorporated the provisions of such law limiting the liability of trustees and officers. Gables GP, Inc.'s articles of incorporation contain similar provisions that are consistent with Texas law.



    Our bylaws require us to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children (an "Indemnitee") who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that we have received a written affirmation by the Indemnitee that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws. We shall not be required to indemnify an Indemnitee if:


    - it is established that (a) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful;

    - the proceeding was initiated by the Indemnitee;

    - the Indemnitee received payment for such expenses pursuant to insurance or otherwise; or


    - the proceeding arises under Section 16 of the securities Exchange Act of 1934, as amended.



    Pursuant to our bylaws, the Indemnitee is required to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL or to which the Indemnitee may be entitled. Gables GP, Inc.'s bylaws contain similar provisions that are consistent with Texas law.



INDEMNIFICATION AGREEMENTS



    We have entered into indemnification agreements with each of our trustees and officers. The indemnification agreements require, among other things, that we indemnify our trustees and officers to the fullest extent permitted by law and advance to our trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by our trustees and officers seeking to enforce their rights under the indemnification agreements and cover our trustees and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our declaration of trust and our bylaws, it provides greater assurance to our trustees and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by our Board of Trustees or by our shareholders to eliminate the rights it provides.

                     FEDERAL INCOME TAX CONSIDERATIONS AND
                        CONSEQUENCES OF YOUR INVESTMENT



    The following is a general summary of the material federal income tax considerations and consequences associated with an investment in the securities. In this section, as well as in the section entitled "Limits on Ownership of Shares of Beneficial Interest" above, we refer to the Internal Revenue Code of 1986, as amended, as the "Code." The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects or consequences that might be relevant to a particular prospective shareholder in light of his/her personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law and on representations from us concerning our compliance with the requirements for qualification as a REIT.



    WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, HOLDING AND SALE OF OUR SECURITIES.



FEDERAL INCOME TAXATION


    In the opinion of our tax counsel, Goodwin, Procter & Hoar LLP, commencing with our first taxable year ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and our method of operation will enable us to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that we operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. Such qualification depends upon us having met and continuing to meet the various requirements imposed under the Code through actual operating results, as discussed below. Goodwin, Procter & Hoar LLP has relied on our representations regarding our operations and has not and will not review these operating results. Accordingly, no assurance can be given that actual operating results will meet these requirements.


    If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" on earnings that usually results from investments in a corporation. "Double taxation" refers to taxation once at the corporate level when earned and once again at the shareholder level when distributed. Additionally, a REIT may elect to retain and pay taxes on a designated amount of its net long-term capital gains, in which case the shareholders of the REIT will include their proportionate share of the undistributed long-term capital gains in income and receive a credit or refund for their share of the tax paid by the REIT.


    Even if we qualify for taxation as a REIT, however, we will be subject to federal income tax, as follows:

    - First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.


    - Second, we may be subject to the "alternative minimum tax."



    - Third, if we have net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

      Foreclosure property is, in general, any real property and any personal property incident to such real property acquired through foreclosure or deed in lieu of foreclosure.



    - Fourth, if we have net income from prohibited transactions, such income will be subject to a 100% tax. Prohibited transactions are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business.



    - Fifth, if we should fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.



    - Sixth, if we fail to distribute during each year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.



    - Seventh, if we should acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, to the extent of the excess of (a) the fair market value of the asset as of the beginning of the applicable Recognition Period over (b) our adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (the "Built-in Gain Rules"). A C corporation is a corporation generally subject to full corporate-level tax.



REQUIREMENTS FOR QUALIFICATION


    We elected to be taxable as a REIT for our taxable year ended December 31, 1994, and in order to have so qualified, we must have met and continued to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.


    ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust or association:



(1) that is managed by one or more trustees or directors,



(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,



(3) that would be taxable as a domestic corporation but for the REIT requirements,



(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code,



(5) the beneficial ownership of which is held by 100 or more persons, and



(6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals.

    In addition, other tests, described below, regarding the nature of its income and assets also must be satisfied. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) (the "100 shareholder" and "five or fewer" requirements, respectively) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).



    Our declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6) above. In rendering its opinion that we are organized and operated in a manner that has allowed us to qualify as a REIT, Goodwin, Procter & Hoar LLP is relying on our representations that the ownership of our common shares and preferred shares will satisfy the "100 shareholder" and "five or fewer" requirements. There can be no assurance, however, that the restrictions in our declaration of trust will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.


    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar year taxable year.


    If a REIT owns a "qualified REIT subsidiary," the Code provides that the qualified REIT subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the shares of beneficial interest of which are held by the REIT. Gables GP, Inc., the general partner of the Operating Partnership, and other entities organized to serve as the general partner of special purpose limited partnerships are "qualified REIT subsidiaries." Thus, all of the assets, liabilities, and items of income, deduction and credit of Gables GP, Inc. and the other "qualified REIT subsidiaries" will be treated as our assets and liabilities and our items of income, deduction and credit. Unless the context requires otherwise, all references to "we," "us" and "our Company" in this "Federal Income Tax Considerations and Consequences of Your Investment" section, refer to Gables Residential Trust and its qualified REIT subsidiaries.



    In the case of a REIT that is a partner in a partnership, regulations issued by the U.S. Treasury Department provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. A REIT's proportional share of the assets of the partnership will be determined based on the REIT's capital interest in the partnership. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and any other entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described herein. The assets, liabilities and items of income of the Operating Partnership include the Operating Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.



    INCOME TESTS. To maintain qualification as a REIT, two gross income requirements must be satisfied annually.



    - First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

    - Second, at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. For purposes of this test, gross income excludes gross income from prohibited transactions.


    Additionally, with respect to each of our tax years beginning on or before January 1, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must have represented less than 30% of our gross income (including gross income from prohibited transactions) for each such taxable year (the "Former 30% Gross Income Test").

    Rents received or deemed to be received by us will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

    - First, the amount of rent generally must not be based in whole or in part on the income or profits of any person.


    - Second, the Code provides that rents received from a related party tenant will not qualify as rents from real property in satisfying the gross income tests. A tenant is a related party tenant if the REIT, directly or indirectly, actually or constructively owns 10% or more of such tenant.


    - Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."


    - Finally, for rents to qualify as "rents from real property" the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. For taxable years beginning after August 5, 1997, a REIT may, however, provide services with respect to its properties and the income will qualify as "rents from real property" if (a) with respect to any given property, amounts received from the provision of such services do not exceed 1% of all amounts received by the REIT with respect to such property (i.e., "De Minimis Services") and (b) any other services provided are of a kind which are "usually or customarily rendered" in connection with the rental of room or other space for occupancy only and are not otherwise considered "rendered to the occupant."


    We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.


    We have provided and will provide services with respect to the Communities. We believe that the services with respect to the Communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants or, for tax years beginning after August 5, 1997, have been and will be De Minimis Services. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to the Communities to fail to qualify as rents from real property. We believe that services with respect to the Communities that we believe may not be provided by us directly without jeopardizing the qualification of rent as "rents from real property" have been and will be performed by independent contractors, which do not include the Management Companies (as defined below).


    Generally the Management Companies receive fees in consideration of the performance of property management services with respect to properties owned by third parties. Any such fee income is taxable to the Management Company that provided the services. The Operating Partnership may have received and may continue to receive fees in consideration of the performance of property management services with respect to properties not owned entirely by the Operating Partnership. A portion of such fees corresponding to that portion of a property owned by a third party will not qualify under the 75% or 95% gross income tests.


    The Operating Partnership also has received and may continue to receive other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income tests, including rent with respect to certain apartment units leased to certain of the Management Companies (as defined below), which constitutes nonqualifying rent from related party tenants and which does not qualify for the 75% and 95% gross income tests. In addition, interest payments on the certain notes of the Management Companies held by the Operating Partnership and dividends on the Operating Partnership's stock in the Management Companies will not qualify under the 75% gross income test. We believe, however, that the aggregate amount of such fees and other nonqualifying income in any taxable year will not cause us to exceed the limits on nonqualifying income under the REIT gross income tests.


    If we fail to satisfy one or both of the 75% or 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under certain provisions of the Code. These relief provisions will be generally available if


    - our failure to meet these tests was due to reasonable cause and not due to willful neglect;



    - we attach a schedule of the sources of our income to our federal income tax return; and



    - any incorrect information on the schedule is not due to fraud with intent to evade tax.



    It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations and Consequences of Your Investment--Federal income taxation," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if we failed the Former 30% Gross Income Test in a taxable year beginning on or prior to January 1, 1997, and any such failure to qualify would have caused us to fail to qualify as a REIT. See the discussion below on the consequences of failing to qualify as a REIT in "Federal Income Tax Considerations and Consequences of Your Investment--Failure to qualify."



    ASSET TESTS. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.


    - First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

    - Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets (the "5% test"), and we may not own more than 10% of any one issuer's outstanding voting securities.


    The Operating Partnership owns 100% of the nonvoting stock and 1% of the voting stock of certain corporations (the "Management Companies") which do not qualify as "qualified REIT subsidiaries." By virtue of our ownership of units of beneficial interest in the Operating Partnership, we will be considered to own our pro rata share of such stock. Neither we nor the Operating Partnership, however, owns more than 1% of the voting securities of any Management Company. In addition, we and our senior management do not believe that our pro rata share of the value of the securities of any of the Management Companies exceeds 5% of the total value of our assets. Our belief is based in part upon our analysis of the estimated value of the securities of the Management Companies owned by the Operating Partnership relative to the estimated value of the other assets owned by the Operating Partnership. We have not obtained any independent appraisals to support this conclusion. There can be no assurance that the IRS might not contend that the value of such securities of a Management Company held by our Company through the Operating Partnership exceeds the 5% value limitation.


    The 5% test referred to above generally must be met for any quarter in which we acquire securities of an issuer. Thus, the 5% value requirement must be satisfied not only on the date we acquire equity and debt securities of the Management Companies, but also each time we increase our ownership of such securities of the Management Companies, including as a result of increasing our interest in the Operating Partnership as limited partners exercise their redemption rights. Although we plan to take steps to ensure that we satisfy the 5% value test for any quarter with respect to which retesting is to occur, such steps may not always be successful or may require a reduction in our overall interest in a Management Company.


    After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.


    ANNUAL DISTRIBUTION REQUIREMENTS. In order to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to



    (a) the sum of (1) 95% of our "REIT taxable income," which is computed without regard to the dividends-paid deduction and our capital gain, and
       (2) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus


    (b) the sum of certain items of noncash income.


Such distribution must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Capital gain dividends are not included in the calculation to determine whether we satisfy the above-described distribution requirement. In general, a capital gain dividend is a dividend attributable to net capital gain recognized by us and properly designated as such.


    Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of

    (a) 85% of our ordinary income for that year,


    (b) 95% of our capital gain net income for that year, and



    (c) any undistributed taxable income from prior periods,



we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during our Recognition Period, if we dispose of any asset subject to the Built-In Gain Rules, we will be required, pursuant to guidance issued by the IRS, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.



    We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Operating Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

    It is expected that our REIT taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 95% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.


    Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.


    EARNINGS AND PROFITS. The existence of undistributed earnings and profits of a non-REIT predecessor corporation at the close of the taxable year generally will preclude a successor corporation from qualifying to be taxed as a REIT. In connection with the Initial Offering, we acquired the assets of Wood Properties, Inc. ("Wood Properties"). We believe that as of the time of our acquisition of the assets of Wood Properties, Wood Properties had no earnings and profits for federal income tax purposes. Our belief is based upon a review of Wood Properties' tax returns, as well as a review of the minute books of Wood Properties for such periods. Nothing came to our attention during the course of such reviews that would cause us to believe that Wood Properties had undistributed C corporation earnings and profits. If, as a result of an examination of Wood Properties' returns by the IRS, the IRS determines that Wood Properties had undistributed earnings and profits at the time of our acquisition of its assets, we believe that distributions to shareholders in 1994 in excess of current earnings and profits likely would have been sufficient to distribute any such accumulated earnings and profits that carried over from Wood Properties. In the event that 1994 distributions were insufficient to distribute any such earnings and profits, and we were unable to utilize the certain "deficiency dividend" procedures in the Treasury regulations, we would fail to qualify as a REIT.



FAILURE TO QUALIFY



    If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.



TAXATION OF U.S. SHAREHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT
  IN THE SECURITIES



    When we refer to a "U.S. Shareholder," we mean a holder of common shares or preferred shares that is for federal income tax purposes

    - an individual who is a citizen or resident of the United States,


    - a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or



    - a partnership, trust or estate treated as a domestic partnership, trust or estate.


For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as follows.


    DISTRIBUTIONS GENERALLY. Distributions to U.S. Shareholders (other than capital gain dividends) will be taxable as dividends to the extent of our current or accumulated earnings and profits as determined for federal income tax purposes. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any of our outstanding preferred shares and then to our common shares. Such dividends will be taxable to the holders as ordinary income and will not be eligible for the dividends-received deduction for corporations. To the extent that we make a distribution to a U.S. Shareholder in excess of current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital with respect to the shares, reducing the U.S. Shareholder's tax basis in the shares, and the distribution in excess of a U.S. Shareholder's tax basis in the shares will be taxable as gain realized from the sale of the shares. Dividends declared by our Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year. Shareholders may not include on their own federal income tax returns any of our tax losses.



    We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Federal Income Tax Considerations and Consequences of Your Investment--Federal income taxation" above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.



    CAPITAL GAIN DIVIDENDS. Dividends to U.S. Shareholders that are properly designated by us as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gains, for the taxable year without regard to the period for which the shareholder has held his stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.



    RETAINED CAPITAL GAINS. A REIT may elect to retain, rather than distribute, its net long-term capital gains received during the year. To the extent designated by the REIT in a notice to its shareholders, the REIT will pay the income tax on such gains and the REIT shareholders must include their proportionate share of the undistributed long-term capital gains so designated in income. Each REIT shareholder will be deemed to have paid its share of the tax paid by the REIT, which will be credited or refunded to the shareholder. The basis of each shareholder's REIT shares will be increased by its proportionate amount of the undistributed long-term capital gains, net of the tax paid by the REIT, included in such shareholder's long-term capital gains.



    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Distributions (including deemed distributions of undistributed long-term capital gains) from our Company and gain from the disposition of the securities will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against such income. Dividends from our Company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deductibility of investment interest. However, net capital gain from the disposition of the securities or capital gain dividends (including deemed distributions of undistributed long-term capital gains) generally will be excluded from investment income.



    SALE OF THE SECURITIES. Upon the sale or exchange of the securities, the holder will generally recognize gain or loss equal to the difference between the amount realized on such sale and the tax basis of such securities. Assuming such securities are held as a capital asset, such gain or loss will be a long-term capital gain or loss if the securities have been held for more than one year. However, any loss recognized by a holder on the sale of common shares or preferred shares held for not more than six months and with respect to which capital gains were required to be included in such holder's income will be treated as a long-term capital loss to the extent of the amount of such capital gains so included.



    TREATMENT OF TAX-EXEMPT SECURITY HOLDERS. Distributions (including deemed distributions of undistributed long-term capital gains) from our Company to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the shareholder has borrowed to acquire or carry its common shares or preferred shares. However, qualified trusts that hold more than 10% by value of the shares of certain REITs may be required to treat a certain percentage of such a REIT's distributions (including deemed distributions of undistributed long-term capital gains) as UBTI. This requirement will apply only if (a) the REIT would not qualify as such for federal income tax purposes but for the application of a "look-through" exception to the "five or fewer" requirement applicable to shares held by qualified trusts and (b) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if either (a) a single qualified trust holds more than 25% by value of the REIT interests or (b) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend (including deemed distributions of undistributed long-term capital gains) treated as UBTI is equal to the ratio of (1) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (2) the total gross income, less certain associated expenses, of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. Distributions by the Operating Partnership to a tax-exempt holder of debt securities will generally not constitute UBTI unless the acquisition of such debt securities is debt financed within the meaning of section 514(c) of the Code.



TAXATION OF HOLDERS OF DEBT SECURITIES AND POTENTIAL TAX CONSEQUENCES OF THEIR
  INVESTMENT
  IN THE DEBT SECURITIES



    STATED INTEREST AND MARKET DISCOUNT. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined DE MINIMIS exception, if a holder of a debt instrument purchases it at a market discount and thereafter recognizes gain on a disposition of the debt instrument (including a gift or payment on maturity), the lesser of such gain (or appreciation, in the case of a gift) and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect, as described below, to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the SEC or of the IRS. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or certain other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.



    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct over the period from his acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.


    The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.


    DISPOSITION. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security; provided, however, that the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.



BACKUP WITHHOLDING ON SECURITIES



    Under the backup withholding rules, a domestic holder of securities may be subject to backup withholding at the rate of 31% with respect to interest or dividends paid on, and gross proceeds from the sale of, the securities unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of securities who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the IRS. Any amount paid as backup withholding will be creditable against the holder's income tax liability.



    We will report to holders of securities and the IRS the amount of any "reportable payments," including any interest or dividends paid, and any amount withheld with respect to the securities during the calendar year.



OTHER TAX CONSIDERATIONS



    EFFECT OF TAX STATUS OF OPERATING PARTNERSHIP ON REIT
QUALIFICATION. Substantially all of our investments are through the Operating Partnership. The Operating Partnership may involve special tax considerations. Such considerations include



    - the allocations of income and expense items of the Operating Partnership, which could affect the computation of our taxable income,

    - the status of the Operating Partnership as a partnership as opposed to an association taxable as a corporation for income tax purposes, and



    - the taking of actions by the Operating Partnership that could adversely affect our qualifications as a REIT.


In addition, the Operating Partnership owns certain properties through subsidiary partnerships. These partnerships have been structured in a manner that is intended to qualify them for taxation as "partnerships" for federal income tax purposes. If the Operating Partnership or any other partnership in which the Operating Partnership has an interest were treated as an association taxable as a corporation, we would fail to qualify as a REIT for a number of reasons.


    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property, including certain of the Communities or interests therein. Consequently, the Operating Partnership's partnership agreement requires tax allocations to be made in a manner consistent with section 704(c) of the Code. The Treasury regulations under section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences for property contributed on or after December 21, 1993, including the retention of the "traditional method" that was available under prior law or the election of certain alternative methods. The Operating Partnership has elected the "traditional method" of section 704(c) allocations. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the Communities in the hands of the Operating Partnership could cause us (a) to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all Communities were to have a tax basis equal to their fair market value at the time of the contribution and (b) to be allocated taxable gain in the event of a sale of such contributed interests in the Communities in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. These allocations possibly could cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with REIT distribution requirements, although we do not anticipate that this will occur.



    Interests in the Communities purchased by the Operating Partnership (other than in exchange for interests in the Operating Partnership) simultaneously with or subsequent to our admission to the Operating Partnership acquired an initial tax basis equal to their fair market value. Thus, section 704(c) of the Code will not apply to such interests.



    MANAGEMENT COMPANIES. A portion of the amounts to be used to fund distributions to shareholders is expected to come from the Management Companies, through dividends on stock of the Management Companies held by the Operating Partnership and interest on the Contribution debt securities held by the Operating Partnership. In general, the Management Companies conduct activities, such as property management for third parties, that generate nonqualifying income for purposes of the REIT income tests described above. The Management Companies will not qualify as REITs and will pay federal, state and local income taxes on their taxable incomes at normal corporate rates. We anticipate that, initially, deductions for interest and amortization will largely offset the otherwise taxable income of the Management Companies, but there can be no assurance that this will be the case or that the IRS will not challenge such deductions. Moreover, such deductions may not be available for any additional Management Companies, if any, established by us. Any federal, state or local income taxes that the Management Companies are required to pay will reduce the cash available for distribution by us to our shareholders.


    As described above, the value of the equity and debt securities of a Management Company held by us and considerations of your investment cannot exceed 5% of the value of our assets at a time when a holder of units in the Operating Partnership exercises his redemption right or we otherwise are considered to acquire additional securities of a Management Company. See "Federal Income Tax Considerations and Considerations of Your Investment--Requirements for qualification." This limitation may restrict the ability of a Management Company to increase the size of its respective business unless the value of our assets is increasing at a commensurate rate.



SPECIAL TAX CONSIDERATIONS OF NON-U.S. SHAREHOLDERS AND POTENTIAL TAX
  CONSEQUENCES OF THEIR INVESTMENT IN THE SECURITIES



    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. IF YOU ARE A PROSPECTIVE NON-U.S. SHAREHOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT BY YOU IN THE SECURITIES, INCLUDING ANY REPORTING REQUIREMENTS.



    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares or preferred shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions and, in the case of a Non-U.S. Shareholder that is a non-U.S. corporation, may also be subject to the 30% branch profits tax. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common shares or preferred shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares of common shares or preferred shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his common shares or preferred shares, as described below.



    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption.

    WITHHOLDING OBLIGATIONS FROM DISTRIBUTIONS TO FOREIGN
STOCKHOLDERS. Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to Non-U.S. Shareholders, and remit to the IRS, (a) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (b) 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax withheld by our Company with respect to a distribution to a Non-U.S. Shareholder exceeds the shareholder's United States tax liability with respect to such distribution, the Non-U.S. Shareholder may file for a refund of such excess from the IRS. Furthermore, the U.S. Treasury Department has issued final Treasury regulations governing information reporting and certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Shareholders (the "New Withholding Regulations"). These New Withholding Regulations, which will apply to covered payments after December 31, 1999, may alter the procedure for claiming the benefits of an income treaty.



    SALES OF COMMON SHARES OR PREFERRED SHARES BY A NON-U.S. SHAREHOLDER. Gain recognized by a Non-U.S. Shareholder upon a sale of his common shares or preferred shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. It is currently anticipated that we will be a "domestically controlled REIT," and, therefore, sales of common shares or preferred shares will not be subject to taxation under FIRPTA. However, because the common shares and preferred shares will be traded publicly, we may not continue to be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (a) investment in the common shares or preferred shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (b) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of common shares or preferred shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain. The Non-U.S. Shareholder may, however, be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations. In addition, a purchaser of common shares or preferred shares subject to taxation under FIRPTA would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a Non-U.S. Shareholder. Any amount withheld would be creditable against the Non-U.S. Shareholder's FIRPTA tax liability. See "--Withholding obligations from distributions to foreign shareholders" of this section for a discussion of the New Withholding Regulations.



STATE AND LOCAL TAX



    Our Company and its shareholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property, or reside. The tax treatment of our Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, as a prospective investor, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                              PLAN OF DISTRIBUTION


    Gables Residential Trust may sell preferred shares, common shares and warrants and the Operating Partnership may sell debt securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through a combination of any such methods of sale. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. We may also make direct sales to investors through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferrable. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.



    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).



    In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any such underwriter or agent and will describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents.



    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities, preferred shares or warrants.



    Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.



    If any underwriters create a short position in the securities in connection with an offering, I.E., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.



    The lead underwriters may also impose a penalty bid on certain other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.


    We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



    Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.


    Underwriters, dealers and agents may engage in transactions with us, perform services for us, or be our tenants in the ordinary course of business.


    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts ("Company Contracts") providing the payment and delivery on the date or dates stated in such prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.



    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from the Operating Partnership at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts ("Operating Partnership Contracts") providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Operating Partnership Contract will be for an amount no less than, and the aggregate principal amounts of debt securities sold pursuant to Operating Partnership Contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (b) if the debt securities are being sold to underwriters, the Operating Partnership shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by the Operating Partnership Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.



    In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                 LEGAL MATTERS


    Certain legal matters, including the legality of the securities, will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.


                                    EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------

Available Information...........................          2

Incorporation of Certain Documents by
  Reference.....................................          2

Risk Factors....................................          4

Gables Residential Trust and the Operating
  Partnership...................................         10

Use of Proceeds.................................         10

Ratios of Earnings to Fixed Charges.............         11

Ratios of Earnings to Fixed Charges, as
  Adjusted......................................         11

Ratios of Earnings to Combined Fixed Charges and
  Preferred Dividends...........................         12

Ratios of Earnings to Combined Fixed Charges and
  Preferred Dividends, as Adjusted..............         12

Description of Debt Securities..................         13

Description of Preferred Shares.................         26

Description of Common Shares....................         33

Description of Warrants.........................         35

Limits on Ownership of Shares of Beneficial
  Interest......................................         36

Important Provisions of Maryland Law and Our
  Declaration of Trust and Bylaws...............         38

Federal Income Tax Considerations and
  Consequences of Your Investment...............         41

Plan of Distribution............................         54

Legal Matters...................................         56

Experts.........................................         56


                                  $500,000,000

                            GABLES RESIDENTIAL TRUST

                                PREFERRED SHARES

                                 COMMON SHARES

                                    WARRANTS

                                  $300,000,000

                             GABLES REALTY LIMITED
                                  PARTNERSHIP

                                DEBT SECURITIES

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               FEBRUARY   , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



    The following table sets forth the estimated fees and expenses payable by the Company and the Operating Partnership in connection with the issuance and distribution of the securities registered hereby (all amounts except the registration fee are estimated):



Registration fee (net)...........................................................  $ 155,037
Printing and duplicating expenses................................................     10,000
Legal fees and expenses..........................................................     50,000
Accounting fees and expenses.....................................................      5,000
Blue sky fees and expenses.......................................................      5,000
Trustee Fees.....................................................................      5,000
Miscellaneous....................................................................     10,000
                                                                                   ---------
Total............................................................................  $ 240,037
                                                                                   ---------
                                                                                   ---------



ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.



    The Company's declaration of trust provides certain limitations on the liability of the Company's trustees and officers for monetary damages to the Company. The declaration of trust and the bylaws obligate the Company to indemnify its trustees and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the shareholders against these individuals.



    The Company's bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children (an "Indemnitee") who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that the Company shall have received a written affirmation by the Indemnitee that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws. The Company shall not be required to indemnify an Indemnitee if (a) it is established that (1) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the Indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful, (b) the proceeding was initiated by the Indemnitee, (c) the Indemnitee received payment for such expenses pursuant to insurance or otherwise or (d) the proceeding arises under Section 16 of the Exchange Act. Pursuant to the bylaws, the Indemnitee is required to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's bylaws permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL or to which the Indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, contain similar provisions that are consistent with Texas law.



    Each of the Company's officers and trustees (the "Indemnitees") has entered into an indemnification agreement with the Company, the Operating Partnership and Gables GP, Inc. (the "Indemnitors"). The indemnification agreements require, among other matters, that the Indemnitors indemnify the Indemnitees to the fullest extent permitted by law and advance to the Indemnitees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by Indemnitees seeking to enforce their rights under the indemnification agreements and cover the Indemnitees under the Company's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to trustees and officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board of Trustees or the shareholders to eliminate the rights they provide.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Amended and Restated Declaration of Trust of the Company (incorporated herein by reference to the
               Company's Registration Statement on Form S-11 (File No. 33-70570), as amended).

        4.2    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, par value $.01 per share, called the 8.30% Series A
               Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the
               Company's Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).

        4.3    Articles of Amendment to the Company's Amended and Restated Declaration of Trust (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File
               No. 1-12590)).

        4.4    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, par value $.01 per share, called the 5.00% Series Z
               Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).

        4.5    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, par value $.01 per share, called the 8.625% Series B
               Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the
               Company's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).

        4.6    Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-A/A-2 (File No. 1-12590)).

        4.7    Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership
               (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated
               November 12, 1998 (File No. 1-12590)).

        4.8    Indenture, dated as of March 23, 1998, between the Operating Partnership and First Union National
               Bank (incorporated herein by reference to Exhibit 4.1 to the Operating Partnership's Report on Form
               8-K dated March 23, 1998 (File No. 000-22683)).

        4.9    Supplemental Indenture No. 1, dated March 23, 1998, between the Operating Partnership and First Union
               National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's Report
               on Form 8-K dated March 23, 1998 (File No. 000-22683)).

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       4.10    Supplemental Indenture No. 2, dated September 30, 1998, between the Operating Partnership and First
               Union National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's
               Report on Form 8-K dated October 5, 1998 (File No. 000-22683)).

       4.11    Supplemental Indenture No. 3, dated October 5, 1998, between the Operating Partnership and First
               Union National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's
               Report on Form 8-K dated October 8, 1998 (File No. 000-22683)).

       4.12    Form of Senior Debt Security (included in Exhibit No. 4.8).

       4.13    Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.7 to the
               Company's and the Operating Partnership's Registration Statement on Form S-3 (File No. 333-30093)).

       4.14    Form of Subordinated Debt Security (included in Exhibit No. 4.13)

       *5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

        8.1    Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.

       12.1    Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred
               Dividends.

       23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

      *23.2    Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibits 5.1 and 8.1 hereto).

      *24.1    Powers of Attorney.

       25.1    Statement of Eligibility and Qualification of Senior Trustee (incorporated herein by reference to
               Exhibit 25.1 to the Company's and the Operating Partnership's Registration Statement on Form S-3
               (File No. 333-30093)).

       25.2    Statement of Eligibility and Qualification of Subordinate Trustee (incorporated herein by reference to Exhibit 25.2 to the Company's and the Operating Partnership's Registration Statement on Form S-3
               (File No. 333-30093)).



*   Previously filed.


ITEM 17. UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to

           Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and


       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form S-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form S-3.


(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the respective registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


(c) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.



(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.



(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 8th day of February, 1999.


                                GABLES RESIDENTIAL TRUST

                                By:           /s/ MARVIN R. BANKS, JR.
                                     -----------------------------------------
                                                Marvin R. Banks, Jr.
                                              CHIEF FINANCIAL OFFICER

                                GABLES REALTY LIMITED PARTNERSHIP

                                By:     Gables GP, Inc., as General Partner

                                By:           /s/ MARVIN R. BANKS, JR.
                                     -----------------------------------------
                                                Marvin R. Banks, Jr.
                                              CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person has signed this Registration Statement (i) in their capacity as an officer or trustee of Gables Residential Trust (the "Company") and (ii) as an officer and director of Gables GP, Inc., ("GGPI"), in its capacity as the general partner of Gables Realty Limited Partnership.



          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board of     February 8, 1999
------------------------------    Trustees of the Company,
      Marcus E. Bromley           Chairman of the Board of
                                  Directors of GGPI, Chief
                                  Executive Officer of the
                                  Company and GGPI
                                  (Principal Executive
                                  Officer)

   /s/ MARVIN R. BANKS, JR.     Chief Financial Officer of   February 8, 1999
------------------------------    the Company and GGPI
     Marvin R. Banks, Jr.         (Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

              *                 President and Chief          February 8, 1999
------------------------------    Operating Officer of the
        John T. Rippel            Company and GGPI,
                                  Trustee of the Company
                                  and Director of GGPI

              *                 Senior Vice President of     February 8, 1999
------------------------------    the Company and GGPI,
       Chris D. Wheeler           Trustee of the Company
                                  and Director of GGPI

              *                 Trustee of the Company and   February 8, 1999
------------------------------    Director of GGPI
       David M. Holland

              *                 Trustee of the Company and   February 8, 1999
------------------------------    Director of GGPI
      Lauralee E. Martin

              *                 Trustee of the Company and   February 8, 1999
------------------------------    Director of GGPI
       John W. McIntyre

              *                 Trustee of the Company and   February 8, 1999
------------------------------    Director of GGPI
      D. Raymond Riddle


By:   /s/ MARVIN R. BANKS,
      JR.
      -------------------------
      Marvin R. Banks, Jr.
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      4.1    Amended and Restated Declaration of Trust of the Company (incorporated herein by reference to the
             Company's Registration Statement on Form S-11 (File No. 33-70570), as amended).

      4.2    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, par value $.01 per share, called the 8.30% Series A
             Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the
             Company's Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).

      4.3    Articles of Amendment to the Company's Amended and Restated Declaration of Trust (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File
             No. 1-12590)).

      4.4    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, par value $.01 per share, called the 5.00% Series Z
             Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Company's Quarterly
             Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).

      4.5    Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating a series of Preferred Shares of beneficial interest, per value $.01 per share, called the 8.625% Series B
             Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the
             Company's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).

      4.6    Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-A/A-2 (File No. 1-12590)).

      4.7    Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership
             (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated
             November 12, 1998 (File No. 1-12590)).

      4.8    Indenture, dated as of March 23, 1998, between the Operating Partnership and First Union National
             Bank (incorporated herein by reference to Exhibit 4.1 to the Operating Partnership's Report on Form
             8-K dated March 23, 1998 (File No. 000-22683)).

      4.9    Supplemental Indenture No. 1, dated March 23, 1998, between the Operating Partnership and First Union
             National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's Report
             on Form 8-K dated March 23, 1998 (File No. 000-22683)).

      4.10   Supplemental Indenture No. 2, dated September 30, 1998, between the Operating Partnership and First
             Union National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's
             Report on Form 8-K dated October 5, 1998 (File No. 000-22683)).

      4.11   Supplemental Indenture No. 3, dated October 5, 1998, between the Operating Partnership and First
             Union National Bank (incorporated herein by reference to Exhibit 4.2 to the Operating Partnership's
             Report on Form 8-K dated October 8, 1998 (File No. 000-22683)).

      4.12   Form of Senior Debt Security (included in Exhibit No. 4.8).

      4.13   Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.7 to the
             Company's and the Operating Partnership's Registration Statement on Form S-3 (File No. 333-30093)).

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      4.14   Form of Subordinated Debt Security (included in Exhibit No. 4.13).

     *5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

      8.1    Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.

     12.1    Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred
             Dividends.

     23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

    *23.2    Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibits 5.1 and 8.1 hereto).

    *24.1    Powers of Attorney.

     25.1    Statement of Eligibility and Qualification of Senior Trustee (incorporated herein by reference to
             Exhibit 25.1 to the Company's and the Operating Partnership's Registration Statement on Form S-3
             (File No. 333-30093)).

     25.2    Statement of Eligibility and Qualification of Subordinate Trustee (incorporated herein by reference to Exhibit 25.2 to the Company's and the Operating Partnership's Registration Statement on Form S-3
             (File No. 333-30093)).


------------------------


*   Previously filed.